Exhibit 99.3

COURT OF CHANCERY

OF THE

STATE OF DELAWARE

Morgan T. Zurn	Leonard L. Williams Justice Center
Vice Chancellor	500 N. King Street, Suite 11400
Wilmington, Delaware 19801-3734

RE:	In re AMC Entertainment Holdings, Inc. Stockholder Litigation, Consol. Civil Action No. 2023-0215-MTZ

Dear AMC Stockholders:

Along with this letter, you have received notice of a proposed settlement in the above-captioned case (the “Notice”). This Court must approve the settlement after a settlement hearing in order for the parties to implement its terms. Presently, the Court and the parties intend to hold the settlement hearing on June 29 and 30, 2023. I write to provide more details on the timeline and the hearing, and instructions you must follow if you intend to object to the settlement and appear at the hearing. This letter explains that the Court will not be issuing a ruling on the settlement at the hearing, but will be issuing a written decision at a later date. Nothing in this letter is intended to alter the contents of the Notice, and to the extent there is a conflict between this letter and the Notice, the Notice controls.

Presentation of the Settlement for Approval

The plaintiffs will file an opening brief in support of the proposed settlement with the Court on May 4, 2023. The defendants may, but are not required to, file an opening brief as well. In addition to appearing on the docket, the brief will be posted on the Investor Relations page on AMC Entertainment Holdings, Inc.’s (“AMC”) website. Briefs in support of a proposed settlement typically set forth the reasons the parties believe the settlement should be approved.

AMC common stockholders who can provide adequate proof of stock ownership have the right to submit a written objection to the terms of the settlement. Previous submissions to the Court will not be considered as objections to the settlement, because the terms of the proposed settlement were not previously disclosed. Objections that pre-date the Notice will not be considered. Stockholders may wish to wait to read the briefing in support of the settlement before deciding whether to object to ensure the opportunity to address those arguments.

In re AMC Entertainment Holdings, Inc. Stockholder Litigation,

Consol. Civil Action No. 2023-0215-MTZ

Objections must comply with the following requirements to be considered:

•	Objections must be submitted to the plaintiffs’ counsel—not the Court. The Court will not accept any objections to the settlement. The plaintiffs’ counsel will provide the Special Master and the Court with all objections they receive. Objectors should not include filing fees.

•	Objections must be submitted to the plaintiffs’ counsel as directed in the Notice:

By electronic mail to:

AMCSettlementObjections@blbglaw.com

OR by mail to:

AMC Investor Submissions

c/o John Mills, Esq.

Bernstein Litowitz Berger & Grossman LLP

1251 Avenue of the Americas

New York, NY 10020

•	Objections must be received by May 31, 2023.

•	Objections must be under the stockholder’s real and full name.

•	Objections must be accompanied by documentary evidence of beneficial ownership of AMC common stock. Such evidence must show the stockholder’s full name and can comprise copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the stockholder’s broker containing the transactional and holding information found in an account statement.

•	Objections must set forth the legal basis for the objection.

•	Each stockholder may submit only one objection, which should contain all of the grounds for which that stockholder objects to the settlement. If a stockholder submits more than one objection, the Special Master and the Court will only consider the first objection the plaintiffs’ counsel receives.

In re AMC Entertainment Holdings, Inc. Stockholder Litigation,

Consol. Civil Action No. 2023-0215-MTZ

Stockholders should not feel compelled to submit letters of support. The parties to the proposed settlement will explain why they think the Court should approve it. That said, letters of support must also follow the instructions above.

The plaintiffs’ counsel will transmit the objections to the Special Master appointed to review them and make recommendations to the Court. No stockholder should contact the Special Master or send any materials directly to the Special Master. For more information about the Special Master, please refer to the Court’s April 24, 2023, letter, and April 25, 2023, order.1

The plaintiffs and defendants may file briefs responding to any or all objections by June 7, 2023. The plaintiffs’ counsel will file on the docket any objections they received on the docket on or before this date. Any responsive briefs filed by the plaintiffs or defendants will be posted on the docket and on the Investor Relations page of AMC’s website.

Depending on the number of objections, the Special Master will file a report and recommendations on the objections no later than June 21, 2023. The report will be posted on the docket and on the Investor Relations page of AMC’s website.

Any AMC stockholder who timely objected consistent with the procedures set forth above, and who disagrees with the Special Master’s report and recommendation on their objection, may file exceptions to that report with the Court. Exceptions to the Special Master’s report should be filed with the Court, not sent to the plaintiffs’ counsel. Exceptions must be received and docketed by June 28, 2023 for the Court to consider them. For instructions on how to submit exceptions, and the required filing fee, please refer to the Register in Chancery’s April 14, 2023, letter.2 Correspondence that does not comport with these instructions will not be considered.

The Settlement Hearing

On June 29 and 30, 2023, the Court will hear from the parties and any objectors who wish to supplement their written objections with an oral presentation. The Court will provide public access to the hearing in two forms: an overflow courtroom with a video feed, and a listen-only telephone line. Priority in the overflow room will be given to confirmed objectors who are going to speak, and credentialed media. If the overflow room fills to capacity, anyone unable to obtain a seat must leave the courthouse. The Court will file the dial-in information for the listen-only telephone line on the docket before the hearing.

1 Docket Item (“D.I.”) 143, D.I. 149.

2 D.I. 91.

In re AMC Entertainment Holdings, Inc. Stockholder Litigation,

Consol. Civil Action No. 2023-0215-MTZ

Stockholders that submit a written objection also have the right to speak at the settlement hearing. You do not need to appear in person for your written objection to receive full consideration by the Special Master and the Court. Because counsel to the parties to the settlement will be advocating for its approval, it is not an efficient use of judicial resources for stockholders to speak at the hearing in support of the settlement. Only stockholders who object to the proposed settlement may supplement their compliant written objections in person.

If you wish to supplement your objection by appearing in person, you must complete and return the enclosed form to the Court at the following address:

Register in Chancery

Court of Chancery of the State of Delaware

New Castle County Leonard L. Williams Justice Center

500 North King Street Wilmington, Delaware 19801

The form must be completed with your real and full name. It must be received by May 31, 2023. The Court will not docket these forms, but the information they contain will be shared with Court staff and Delaware Capitol Police to aid in the orderly administration of the settlement hearing. The Court will not accept any additional documentary materials with the form or at the hearing.

Objectors who have submitted both a written objection to the plaintiffs’ counsel, and the completed form to the Court, will be seated in the overflow courtroom, be escorted into the primary courtroom one at a time for their oral presentation, and be escorted back to the overflow room for the rest of the hearing. The primary courtroom will be limited to the Court, its staff, counsel, and one objector at a time.

In re AMC Entertainment Holdings, Inc. Stockholder Litigation,

Consol. Civil Action No. 2023-0215-MTZ

The Court will not rule on the terms of the settlement at the settlement hearing. The Court will provide its ruling in a written opinion that will be filed on the docket and on the Court’s website.

Sincerely,

/s/ Morgan T. Zurn

Vice Chancellor

MTZ/ms

cc:	All Counsel of Record, via File & ServeXpress Corinne Elise Amato, Esq., via email